UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2025

ONAR Holding Corporation
(Exact name of registrant as specified in its charter)

Nevada	00-56012	47-2200506
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

990 Biscayne Blvd, 5th Floor Miami, FL 33132

(Address of principal executive offices)

Registrant’s telephone number, including area code (213) 437-3081

____________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ONAR	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets

On December 31, 2025, ONAR, LLC (the “Seller”), a subsidiary of ONAR Holding Corporation (the “Company”), entered into an asset purchase agreement (the “Asset Purchase Agreement”) with VMED Consulting, Inc. (the “Buyer”) effective as of December 30, 2025, pursuant to which the Seller agreed to sell, and Buyer agreed to purchase, substantially all of the assets of VMED Services, LLC, a subsidiary of the Company (the “Purchased Assets”), for aggregate consideration of $1,500,000 in the form of a promissory note made in favor of the Seller by the Buyer (the “Promissory Note”), subject to the terms and conditions set forth in the Asset Purchase Agreement (such sale, the “VMED Services Sale”).

The Purchased Assets include business operations and goodwill, client relationships and contracts, accounts receivable, and certain intellectual property rights (except for intellectual property rights specifically related to the brand name ‘Of Kos’), and other assets as detailed in the agreement. The Asset Purchase Agreement also provides for customary representations, warranties, indemnification provisions, and post-closing obligations.

The Promissory Note shall be payable in monthly installments of $5,000 commencing on January 1, 2026, and continuing through December 30, 2031 (the “Maturity Date”) at which time a final balloon payment of the remaining unpaid principal and accrued interest shall be due and payable in full. The Promissory Note is fully guaranteed by Michael Steven, President of VMED Consulting, Inc., in his individual capacity.

The foregoing descriptions of the Asset Purchase Agreement and Promissory Note do not purport to be complete and are qualified in their entirety by reference to the full text of the Asset Purchase Agreement (which includes the full text of the Promissory Note as Exhibit A), a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

On January 7, 2025, the Company issued a press release announcing the closing of the Asset Purchase Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma condensed consolidated financial information of the Company giving effect to the VMED Services Sale are filed as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

The unaudited pro forma condensed consolidated balance sheet of the Company as of September 30, 2025 included in Exhibit 99.2 gives effect to the VMED Services Sale as if the VMED Services Sale had occurred on September 30, 2025.

The unaudited pro forma condensed consolidated statements of operations of the Company for the nine months ended September 30, 2025 and for the year ended December 31, 2024, included in Exhibit 99.2 gives effect to the VMED Services Sale as if it had occurred on January 1, 2024.

(d) Exhibits.

Exhibit No.	Description

10.1*	Asset Purchase Agreement, dated December 31, 2025, by and among ONAR Holding Corporation. and VMED Consulting, Inc.
99.1	Press Release, dated January 7, 2026
99.2

Unaudited pro forma condensed consolidated balance sheet of the Company as of September 30, 2025 and unaudited pro forma condensed consolidated statements of operations of the Company for the nine months ended September 30, 2025 and for the year ended December 31, 2024, in each case, giving effect to the VMED Services Sale, and the related notes thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or attachment to the SEC on a confidential basis upon its request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONAR Holding Corporation
(Registrant)

Date: January 7, 2026	By:	/s/ Claude Zdanow
	Name:	Claude Zdanow
	Title:	Chief Executive Officer

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